                                                      REGISTRATION NO. 333-22765
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 OMNICARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
             DELAWARE                 (PRIMARY STANDARD               31-1001351
     (STATE OF INCORPORATION)            INDUSTRIAL         (I.R.S. EMPLOYER IDENTIFICATION
                                     CLASSIFICATION CODE                 NO.)
                                           NUMBER)
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                    50 East RiverCenter Blvd. -- Suite 1530
                           Covington, Kentucky 41011
                                 (606) 655-1180
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                Cheryl D. Hodges
                        c/o Omnicare Management Company
                               2800 Chemed Center
                             255 East Fifth Street
                          Cincinnati, Ohio 45202-4728
                                 (513) 762-6666
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   Copies to:


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               Morton A. Pierce                             John F. Bales, III
             Dewey Ballantine LLP                      Morgan, Lewis & Bockius LLP
         1301 Avenue of the Americas                      2000 One Logan Square
           New York, New York 10019                  Philadelphia, Pennsylvania 19103
                (212) 259-8000                                (215) 963-5000
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                            ------------------------

     Approximate date of commencement of proposed sale of the securities to the public: Upon consummation of the Merger described herein.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Restriction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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==================================================================================================
     TITLE OF EACH                           PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
  CLASS OF SECURITIES       AMOUNT TO BE      OFFERING PRICE  AGGREGATE OFFERING    REGISTRATION
    TO BE REGISTERED        REGISTERED(1)      PER SHARE(2)        PRICE(2)            FEE(2)
--------------------------------------------------------------------------------------------------
Common Stock
  $1.00 par value.......    710,060 shares         N/A             $710,060          $215.17(3)
==================================================================================================
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(1) Represents the maximum number of shares of common stock of Omnicare, Inc., par value $1.00 per share, that the Registrant would issue in exchange for the common stock of Coromed, Inc., par value $.01 per share, and in exchange for options to acquire the common stock of Coromed, Inc.

(2) Calculated pursuant to Rule 457(f) under the Securities Act of 1933 based on the par value of the maximum number of Omnicare shares to be issued.

(3) $557.83 was previously paid with the filing of the Form S-4 Registration Statement on March 4, 1997.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Omnicare Certificate provides that a director of Omnicare will not be liable to Omnicare or its stockholders for monetary damages for breach of fiduciary duty as a director, to the full extent permitted by the DGCL, as amended or interpreted from time to time.

     DGCL sec. 102(b)(7) allows a company to limit the personal liability of the directors of the company for violations of their fiduciary duties. In effect, a director will not be personally liable for monetary damages for actions involving a breach of his fiduciary duty of care, including any such actions involving gross negligence. However, a director's liability to the company or its stockholders for monetary damages may not be eliminated or limited (i) for any breach of the director's duty of loyalty to the company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

     In addition, the Omnicare Certificate states that Omnicare shall, to the full extent permitted by the DGCL, as amended or interpreted from time to time, indemnify all directors, officers and employees whom it may indemnify pursuant thereto and in addition, Omnicare may, to the extent permitted by the DGCL, indemnify agents of Omnicare or other persons.

     DGCL sec. 145 gives a corporation broad powers to indemnify officers, directors and employees who were, are or are threatened to be made party to a suit due to their roles as such or were serving at the request of the corporation as a director, officer, or employee or agent of another entity at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and settlement fees, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation. The indemnification allowed under DGCL sec. 145 is not deemed exclusive of any other rights that such person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors.

     DGCL sec. 145 also allows a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against any liability asserted against such person whether or not the corporation would have the power to indemnify him against such liability under this section.

     Omnicare carries Liability Insurance for its directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits


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   2.1 --   Amended and Restated Agreement and Plan of Merger, dated as of August 19, 1997, by and among Omnicare, Merger Sub, Coromed and certain Principal Stockholders of
            Coromed. Attached as Appendix A to the Proxy Statement/Prospectus included in this
            Registration Statement.
   2.2 --   Support Agreement, dated as of January 27, 1997, by and among Omnicare and certain
            Principal Stockholders of Coromed. Attached as Appendix B to the Proxy
   2.3 --   Amendment No. 1, dated as of November 4, 1997, to the Amended and Restated Agreement
            and Plan of Merger filed as Exhibit 2.1 hereto.*
   3.1 --   Statement/Prospectus included in this Registration Statement. Restated Certificate of Incorporation of Omnicare.(1)
   3.2 --   Amended Bylaws of Omnicare.(2)
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                                      II-1
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   4.1 --   Indenture, dated as of October 1, 1993, between Omnicare and NBD Bank, N.A.,
            Trustee, as amended October 20, 1993, for the 5 3/4% Convertible Subordinated Notes
            due 2003. Incorporated by reference from Registrant's Form 8-K, filed October 20,
            1993.
   5.1 --   Opinion of Dewey Ballantine.*
   8.1 --   Opinion of Morgan, Lewis & Bockius LLP as to certain federal income tax matters.*
  10.1 --   Executive Salary Protection Plan, as amended, May 22, 1981.(3)
  10.2 --   1981 Stock Incentive Plan, as amended. Incorporated by reference from Registrant's
            Form 10-K, filed March 25, 1988.
  10.3 --   1989 Stock Incentive Plan. Incorporated by reference from Registrant's Proxy
            Statement for 1989 Annual Meeting of Principal Stockholders dated April 10, 1989.
  10.4 --   1992 Long-Term Stock Incentive Plan. Incorporated by reference from Registrant's
            Proxy Statement for 1992 Annual Meeting of Principal Stockholders dated April 6,
            1992.
  10.5 --   1995 Premium-Priced Stock Option Plan. Incorporated by reference from Registrant's
            Proxy Statement for 1995 Annual Meeting of Principal Stockholders dated April 10,
            1995.
  10.6 --   Excess Benefits Plan. Incorporated by reference from Registrant's Form 10-K, filed
            March 25, 1988.
  10.7 --   Asset Purchase Agreement, dated as of March 18, 1993, between Omnicare and Clar-Ron,
            Inc. Incorporated by reference from Registrant's Form 8-K, filed April 7, 1993.
  10.8 --   Asset Purchase Agreement, dated as of September 2, 1994, between Omnicare and
            Evergreen Pharmaceutical, Inc. Incorporated by reference from Registrant's Form 8-K, filed September 2, 1994.
  10.9 --   Form of Indemnification Agreement with Directors and Officers. Incorporated by reference from Registrant's Proxy Statement for 1987 Annual Meeting of Principal
            Stockholders dated April 14, 1987.
 10.10 --   Employment Agreements with J.F. Gemunder and C.D. Hodges dated August 4, 1988.
            Incorporated by reference from Registrant's Form 10-K, filed March 29, 1989.
 10.11 --   Amendment to Employment Agreements with J.F. Gemunder and C.D. Hodges dated May 17,
            1993. Incorporated by reference from Registrant's Form 10-K, filed March 25, 1994.
 10.12 --   Employment Agreement with T.R. Marsh dated August 4, 1988 and Amendment dated May
            17, 1993. Incorporated by reference from Registrant's Form 10-K, filed March 25,
            1994.
 10.13 --   Employment Agreement with P.E. Keefe dated March 4, 1993. Incorporated by reference from Registrant's Form 10-K, filed March 25, 1994.
 10.14 --   Employment Agreement with K.W. Chesterman dated May 17, 1993. Incorporated by reference from Registrant's Form 10-K, filed March 25, 1994.
 10.15 --   Amendment to Employment Agreements with J.F. Gemunder, K.W. Chesterman, P.E. Keefe,
            C.D. Hodges and T.R. Marsh dated May 16, 1994. Incorporated by reference from
            Registrant's Form 10-K, filed March 25, 1995.
 10.17 --   Split Dollar Agreement with E.L. Hutton dated June 1, 1995 (Agreement in the same
            Form exists with J.F. Gemunder).(3)
 10.18 --   Split Dollar Agreement with K.W. Chesterman dated June 1, 1995 (Agreements in the same Form exists with the following Executive Officers: C.D. Hodges and P.E.
            Keefe).(3)
 10.19 --   Agreement and Plan of Merger by and among Omnicare, Omnicare Acquisition Corp. and
            American Medserve Corporation dated as of August 7, 1997.(4)
  11.1 --   Statement re computation of per share earnings of Omnicare.*
  11.2 --   Statement re computation of per share earnings of Coromed.*
  21.1 --   Subsidiaries of the Registrant.(3)
  23.1 --   Consent of Dewey Ballantine (included as part of its opinion filed as Exhibit 5.1 hereto).
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                                      II-2
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  23.2 --   Consent of Morgan, Lewis & Bockius LLP (included as part of its opinion filed as
            Exhibit 8.1 hereto).
  23.3 --   Consent of Coopers & Lybrand L.L.P.*
  23.4 --   Consent of Price Waterhouse LLP.*
  23.5 --   Consent of Wessels, Arnold & Henderson, L.L.C.**
  24.1 --   Power of Attorney, included as part of the Signature page in this Registration
            Statement.*
  99.1 --   Form of Proxy for holders of Coromed Common Stock.*
  99.2 --   Form of Letter to Coromed stockholders.*
  99.3 --   Form of Notice to Coromed stockholders.*
  99.4 --   Fairness Opinion of Wessels, Arnold & Henderson, L.L.C. Attached as Appendix D to
            the Proxy Statement/Prospectus included in this Registration Statement.
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     (b) FINANCIAL STATEMENT SCHEDULES
        Schedule II -- Valuation & Qualifying Accounts*
---------------

 * Filed previously

** Filed herewith

(1) Incorporated by reference from Registrant's Registration Statement on Form S-3, Registration No. 33-59689.

(2) Incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

(3) Incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

(4) Incorporated by reference from Item 11(c) of Registrant's Tender Offer Statement on Schedule 14D-1 filed with the Commission on August 14, 1997.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 12th day of November, 1997.



November 12, 1997

                                          OMNICARE, INC.

                                          /s/ JOEL F. GEMUNDER
                                          --------------------------------------
                                          Joel F. Gemunder, President

     Pursuant to the requirements of the Securities Act, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


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               SIGNATURE                                  TITLE                     DATE
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

*                                             Chairman and Director          November 12, 1997
----------------------------------------      (Principal Executive
Edward L. Hutton                              Director)

*                                             President and Director         November 12, 1997
----------------------------------------      (Principal Executive Officer)
Joel F. Gemunder
*                                             Senior Vice President and      November 12, 1997
----------------------------------------      Chief Financial Office
David W. Froesel, Jr.                         (Principal Financial Officer
                                              and Principal Accounting
                                              Officer)

*                                             Director                       November 12, 1997
----------------------------------------
Ronald K. Bauer

*                                             Director                       November 12, 1997
----------------------------------------
Kenneth W. Chesterman

*                                             Director                       November 12, 1997
----------------------------------------
Charles H. Erhart, Jr.

*                                             Director                       November 12, 1997
----------------------------------------
Mary Lou Fox

/s/ CHERYL HODGES                             Director                       November 12, 1997
----------------------------------------
Cheryl Hodges

*                                             Director                       November 12, 1997
----------------------------------------
Thomas C. Hutton

*                                             Director                       November 12, 1997
----------------------------------------
Patrick E. Keefe

*                                             Director                       November 12, 1997
----------------------------------------
Sandra E. Laney

*                                             Director                       November 12, 1997
----------------------------------------
Andrea R. Lindell

*                                             Director                       November 12, 1997
----------------------------------------
Sheldon Margen, M.D.
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               SIGNATURE                                  TITLE                     DATE
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

*                                             Director                       November 12, 1997
----------------------------------------
Kevin J. McNamara

*                                             Director                       November 12, 1997
----------------------------------------
John M. Mount

*                                             Director                       November 12, 1997
----------------------------------------
D. Walter Robbins, Jr.

/s/ Cheryl D. Hodges
----------------------------------------
* By Cheryl D. Hodges as
attorney-in-fact.
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